Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-222870) pertaining to the WillScot Corporation 2017 Incentive Award Plan, and

(2)	Registration Statement (Form S-3 No. 333-222210) of WillScot Corporation;

of our report dated March 16, 2018, with respect to the consolidated financial statements of WillScot Corporation included in this Annual Report (Form 10-K) of WillScot Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 16, 2018